EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Netsol Technologies, Inc. and Subsidiaries of our report dated July 7, 2006, on our audits of the financial statements of McCue Systems, Incorporated as of December 31, 2005 and 2004 and the results of their operations and cash flows for the years then ended, and the reference to us under the caption "Experts".

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
April 11, 2007